Yuval Harry [***] [***] Re: Separation Agreement Dear Yuval: This letter confirms the agreement (“Agreement”) between you and Hippo Employee Services Inc. (the “Company”) and/or any of its affiliates concerning the terms of your separation from the Company and its affiliates, and offers you the separation compensation we discussed in exchange for a general release of claims and covenant not to sue. This letter confirms the agreement (“Agreement”) between you and Hippo Employee Services Inc., a subsidiary of Hippo Holdings Inc. (“Hippo,” together with all of its affiliates, including Hippo Employee Services, the “Company”) concerning your separation from employment and the Company’s offer to you of separation benefits. 1. Separation Date; Transition Period; Consultative Period: a. Your last date of employment with the Company will be the earlier of (i) March 1, 2025; (ii) the date the Company releases you from employment for “cause”; or (iii) the date you resign employment (the “Separation Date”). “Cause” for purposes of this Agreement means a determination by the Company in its sole discretion that you have failed to materially comply with your obligations set out in Section 2 below, otherwise have violated any Company policy, otherwise have violated your obligations under the Proprietary Information and Invention Assignment Agreement (the “PIIAA”) or the Employee Invention Assignment and Confidentiality Agreement (the “EIACA”), which is attached as Exhibit A, or otherwise have engaged in misconduct. b. The period from the date you first received this Agreement through October 11, 2024, is the “Transition Period”. During the Transition Period through October 11, 2024 you will provide the orderly transition of your duties and ongoing projects to others and such other support as requested by the Chief Executive Officer of the Company. The Company expects that on or before October 8,2024, all your direct reports will be transferred to new managers, and you will not be responsible for the oversight of any other employee’s work or supervision of such work after such date. As a result, I hereby resign all officer titles with the Company or any of its affiliates effective as of October 11, 2025. c. For the period from the end of the Transition Period through the Separation Date (such period the “Consultative Period”), you agree to be reasonably available during normal Exhibit 10.1

Page 2 US-DOCS\119832991.1 working hours to consult with the VP Agency, Chief Growth Officer, and/or the Chief Executive Officer of the Company but will not have other day to day responsibilities. d. During the Transition Period and the Consultative Period, you (i) will continue to be subject to and comply with the Company’s personnel, conduct, and operational policies and procedures; (ii) will continue to be bound by and comply with Exhibit A; (iii) will notify the Chief Executive Officer of the Company of any time away from work other than for Company holidays, as previously scheduled, or for documented medical reasons; (iv) will not incur any business expenses (except in the ordinary course of business consistent with past expenditures); (v) will not remove from the premises of the Company or destroy, deface, damage, or delete, any Proprietary Information (as defined in the PIIAA or EIACA) or other property, documents, or other information of, concerning, or belonging to the Company; and (vi) will not access, delete, copy, forward, download, upload, or modify any software, data, or other information stored on the Company’s computer systems, including its email system, except in the ordinary course of employment other than personal information; and (vii) you will continue to be eligible to receive bonuses from the 2024 Leadership Bonus Plan consistent with those awarded to Level 13 officers of the Company, without reduction due to this Agreement. During the Transition Period, you will in addition continue to perform your assigned duties in a competent and professional manner and will work cooperatively with your management as requested to provide for a smooth transition of your duties. 2. Separation Benefits and Final Pay: a. In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to pay your eligible salary at your current annualized salary rate of $475,000.50, 2024 bonus (if any), and commissions less applicable withholding and deductions including, but not limited to, state and federal payroll deductions through the Consultative Period. All payments will be paid on the regularly scheduled dates of payment for all employees and will not be accelerated. As such, the 2024 bonus payment (if any) will be paid after the Consultive Period. b. The Company will also pay you $62,019.00, less legally required withholdings and deductions (the “Separation Pay”). The Separation Pay is equal to six (6) weeks and three (3) days of your base compensation ($58,723.00) and one (1) month of COBRA premiums grossed up based on your current elections ($3,296.00). No contributions from you or the Company will be made to any retirement or savings plan with respect to the Separation Pay. c. The Separation Pay will be paid to you by direct deposit or check mailed to your address on file with the Company within 30 days after you sign and return the Ratification as explained in Section 6 below. If you do not timely sign and return the Ratification (or revoke your acceptance of the Ratification), you will not be eligible for and will not receive the Separation Benefits, but this Agreement otherwise will remain in full force and effect. You are not eligible for and will not receive the Separation Benefits if your Separation Date is either the date the Company releases you from employment for “cause”, but this Agreement otherwise will remain in full force and effect.

Docusign Envelope ID: D122BF1B-72C0-40B4-8F56-1C0A07DFEC40

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d. If you choose to resign prior to the Separation Date, in lieu of 2(a), the Company will pay your eligible salary through the Separation Date at your current annualized salary rate of $475,000.50, 2024 bonus (if any), and commissions less applicable withholding and deductions including, but not limited to, state and federal payroll deductions. Additionally, the Company will increase the six (6) weeks and three (3) days of pay set out in 2(b), to pay for the number days from your Separation Date through March 1, 2024 plus monthly COBRA premiums, each calculated consistently with the current Separation Pay.

3. Return of Company Property: You agree that you will return to the Company no later than the Separation Date, or, if earlier, as requested by the Company, all property or data of the Company of any type whatsoever that has been in your possession or control. If you are unable to return your equipment in person or at the physical office location, the Company will provide you with a box to your home address on file and include a prepaid return envelope for you to return your company equipment via mail. On or before your Separation Date, the Company will provide you with a laptop to retain for your personal use and support the transfer of all personal files to the provided laptop. The depreciated value of the laptop provided will be reported as taxable income. You are not required to return computer peripherals such as monitors, speakers, keyboards, mouse, or power cords. Please coordinate with Kelly Wolf or Tal Hornstein before the Separation Date to transfer any personal information you may have on the Company-issued laptop or electronic systems to the laptop that will be provided for your personal use.

4. Proprietary Information: You hereby acknowledge that you are bound by the attached **Proprietary Information and Invention Assignment Agreement** (Exhibit B hereto) and that as a result of your employment with the Company you have had access to the Company's Proprietary Information (as defined in the agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that you have not taken with you any such documents or data or any reproduction thereof.

5. Effect of Separation on Equity: Any currently unvested Restricted Stock Units or Stock Options awarded to you under the Hippo Holdings Inc. 2019 Equity Incentive Plan or the 2021 Incentive Plan (the "Plan") that have not vested as of the Separation Date will be automatically forfeited without consideration. You will have ninety (90) days after the Separation Date to exercise any vested but unexercised stock options, after which time such stock options will expire and be unexercisable. You can access information about your equity grants in Hippo's equity platform, Shareworks. Shareworks tutorials are available here or you may contact stock@hippo.com for support. You will be permitted to move vested shares to your personal brokerage account after your Separation Date.

6. General Release and Waiver of Claims: The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, and in consideration of the opportunity to continue employment with full pay and benefit coverage

US-DOCS\119832991.1

Page 4 US-DOCS\119832991.1 during the Transition Period and Consultative Period you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the California Worker Adjustment and Retraining Notification (Cal-WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released. a. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” b. As a material inducement to Company to enter into this Agreement, you represent that you are not aware of any work-related injury, illness, or condition of any nature arising out of or related to your employment with Company. c. You agree to sign and return to HR@Hippo.com one copy of Exhibit A no earlier than the Separation Date and no later than 21 days after the Separation Date. d. This general release and waiver of claims excludes, and you do not waive, release, or discharge any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act (FEHA), as well as (1) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, or other similar federal, state, or local administrative agencies; (2) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation; (3) any indemnification rights you have against the Company; and (4) any claims that may arise after

Page 5 US-DOCS\119832991.1 the date you sign below. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. 7. Specific Release of ADEA Claims: In further consideration of the payments and benefits provided to you in this Agreement, by signing below you irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all claims, whether known or unknown, from the beginning of time through the date you sign below, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, you acknowledge and confirm that: a. You have read this Agreement in its entirety and understand all of its terms; b. By this Agreement, you have been advised in writing to consult with an attorney of your choosing before signing this Agreement; c. You knowingly, freely, and voluntarily agree to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it; d. You are signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled; e. You were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period; f. You understand that you have seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to HR@Hippo.com before the end of this seven-day period; and g. You understand that the release in this paragraph does not apply to rights and claims that may arise after you sign this Agreement. 8. Knowing and Voluntary Acknowledgment: You specifically agree and acknowledge that: a. You have read this Agreement in its entirety and understands all of its terms; b. You have been advised to consult with an attorney before executing this Agreement and have been given at least five (5) business days to do so, although you may sign it sooner if desired; and c. You knowingly, freely, and voluntarily assent to all of this Agreement's terms and conditions including, without limitation, the waiver, release, and covenants contained in it. 9. Covenant Not to Sue.

Page 6 US-DOCS\119832991.1 a. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. b. Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 10. Protected Rights: You understand that nothing in this Agreement or any policy of the Company (including the Proprietary Information and Invention Assignment Agreement, the General Release and Waiver of Claims, the Covenant Not to Sue, and the Non-disparagement Obligation) is intended to or does prevent you from (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; (ii) contacting, filing a charge or complaint with, providing information to, or cooperating with any investigation or proceeding being conducted by, any federal or state law enforcement, governmental, or regulatory agency or body (such as the U.S. Department of Justice, the Securities and Exchange Commission, the Occupational Safety & Health Administration, the Equal Employment Opportunity Commission, the U.S. Department of Labor, the National Labor Relations Board, the California Department of Fair Employment and Housing, the California Labor Commissioner, or another federal or state fair employment practices agency) regarding alleged violations of law or unlawful acts in the workplace, and doing so in each case without prior authorization of or notice to the Company; (iii) challenging the enforceability of this Agreement if permitted by law; (iv) responding truthfully to inquiries by governmental or regulatory agencies or bodies; (v) giving truthful testimony or making statements under oath in response to valid legal process (such as a subpoena) in any legal or regulatory proceeding; or (vi) pursuant to 18 U.S.C. § 1833(b), disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law, or if the disclosure is made in a document filed under seal in a lawsuit or other proceeding, and a party cannot be held criminally or civilly liable under any federal or state trade secret law for such a disclosure. 11. Non-disparagement: You agree you agree not to make, or authorize another to make, any statement (oral, written, or electronic) to the media, on social media, or to a “third party,” whether or not for attribution, which directly or indirectly (i) impugns the integrity, skills, competence, business, operations, products, services, management, prospects, customers, or personnel affairs of the Company or any of the other Released Parties or (ii) is otherwise disparaging of or derogatory about the Company or any of the other Released Parties. “Third party” for purposes of the preceding sentence does not include statements made to or between you and your spouse, personal attorney, or tax or financial advisors, if any, in a confidential manner or setting, if such persons have agreed to keep such information confidential. The Company agrees that it will not authorize the making of, and will instruct its senior executives not to make, any statement (oral, written, or electronic) to the media, on social media, or to a “third party,” whether or not for attribution, which directly or indirectly, impugns your integrity, skills, character, or competence.

Page 7 US-DOCS\119832991.1 “Third party” for purposes of the preceding sentence does not include statements or disclosures made in a confidential manner or setting to or among any of the Released Parties or any of their spouses, to or among it s or their attorneys or otherwise for a business-related purpose (such as to insurers, accountants, or auditors), or that are made in a legal or regulatory filing or proceeding. 12. Post Separation Cooperation. Following the Separation Date, you shall fully and completely cooperate with Company and any of its affiliates at their request to assist with existing or future investigations, proceedings, litigation, examinations, or other fact-finding or adjudicative proceedings, public or private, involving any of the Releasees. This obligation includes you promptly meeting with the Company’s representatives at reasonable times upon their request, and providing information and, where applicable, testimony, that is truthful, accurate, and complete, according to information known to you. 13. No Violations; No Injuries: As a material inducement to the Company to offer the Separation Pay and enter into this Agreement, you represent that (i) you have not committed, and you have no knowledge that any of the Released Parties has committed or is suspected of committing, any act which is or may be in violation of any federal or state law or regulation, the Company’s employee handbook or Code of Business Conduct and Ethics, or has acted in a manner which requires corrective action of any kind that has not already been taken; (ii) you have not informed any of the Released Parties of, and you are unaware of, any alleged violations of any federal or state law or regulation or the Company’s employee handbook or Code of Business Conduct and Ethics; and (iii) you are not aware of any work-related injury, illness, or condition of any nature arising out of or related to your employment with Company. 14. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Palo Alto, California through JAMS in conformity with the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules-employment-arbitration/, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the State of California, without reference to conflicts of law principles. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury. The parties waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding. 15. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

Page 8 US-DOCS\119832991.1 16. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable . 17. Complete and Voluntary Agreement: This Agreement, together with Exhibit A and Exhibit B hereto, and the Stock Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 18. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 19. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original. 20. Review of Separation Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. 21. Effective Date: This Agreement will not become effective until the eighth (8th) day after you sign, without revoking, this Agreement (the “Effective Date”). 22. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. I wish you the best in your future endeavors.

Page 9 US-DOCS\119832991.1 Sincerely, Hippo Employee Services Inc. By: ___________________________ Richard McCathron President and Chief Executive Officer READ, UNDERSTOOD, AND AGREED ________________________________ Name: Yuval Harry Date Signed: __________________ /s/ Richard McCathron /s/ Yuval Harry

US-DOCS\119832991.1 EXHIBIT A RENEWAL AND RATIFICATION OF GENERAL RELEASE AND WAIVER OF CLAIMS Do not sign before the Separation Date and no later than 21 days after the Separation Date. Upon signature, return a copy immediately to HR@Hippo.com. 1. I previously executed a Terms of Separation (“Agreement”) with Hippo Employee Services Inc. (“Company”), which is incorporated herein by reference and a Proprietary Information and Invention Assignment Agreement (“Proprietary Information Agreement”). Section 7 of the Agreement contains a General Release. 2. In exchange of my continued employment through the Separation Date, the Severance Payment, and the other promises and undertakings of the Company set out in the Agreement, I hereby renew and ratify my General Release and waiver of Claims under Section 7 of the Agreement as well as all other terms of the Agreement. I acknowledge that I am advised by this section to consult with an attorney before signing this Renewal and Ratification of General Release and Waiver of Claims. 3. This Renewal and Ratification of General Release will become effective and enforceable on the day I sign and return it to the Company. AGREED: _________________________________ Name ________________________ Date Signed

US-DOCS\119832991.1 EXHIBIT B PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

4. PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT In consideration of my employment or continued employment by HIPPO ANALYTICS, INC., its subsidiaries, parent, affiliates, successors and assigns (together, the “Company”), and the compensation now and later paid to me, I agree to the terms of this Agreement as follows: 1. PROPRIETARY INFORMATION PROTECTIONS. 1.1 Nondisclosure; Recognition of Company’s Rights. I understand and acknowledge that my employment by the Company creates a relationship of confidence and trust with respect to the Company’s Proprietary Information (as defined below) and that the Company has a protectable interest in such Proprietary Information. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Proprietary Information, except as may be required in connection with my work for Company, or as expressly authorized by a duly authorized officer of Company. I will obtain the Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to Company any rights I may have or acquire in any and all Proprietary Information and recognize that all Proprietary Information shall be the sole and exclusive property of Company and its assigns. 1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, services, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party. 1.3 Third Party Information. I understand that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for Company or unless expressly authorized by an officer of Company in writing. 1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by Company, I will not improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will I bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company. 2. INVENTIONS. 2.1 Definitions. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country. The term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country. 2.2 Prior Inventions. I have disclosed on Exhibit A a complete list of all Inventions that (a) I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company; (b) in which I have an ownership interest or which I have a license to use; (c) and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without Company’s prior written consent. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-

5 free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention. 2.3 Assignment of Company Inventions. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the subsection titled Government or Third Party are referred to in this Agreement as “Company Inventions.” Subject to the subsection titled Government or Third Party and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. Any assignment of Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Inventions (and any Intellectual Property Rights with respect thereto). 2.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after my employment ends, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor. 2.5 Government or Third Party. I agree that, as directed by the Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention. 2.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment and at Company’s request and expense, I will assist Company in every proper way, including consenting to and joining in any action, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me. 2.7 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company. 3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times. 4. ADDITIONAL ACTIVITIES. I agree that during the term of my employment by Company, I will not (a) without Company’s express written consent, engage in any employment or business activity that is competitive with, or would otherwise conflict with my employment by, Company; and (b) for the period of my employment by Company and for one (1) year thereafter, I will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity. 5. RETURN OF COMPANY PROPERTY. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Proprietary Information and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Proprietary Information, I agree to provide the Company with a computer-useable copy of all such Proprietary Information and then permanently delete and expunge such Proprietary Information from those systems; and I agree to provide the Company access to my system as reasonably

6 requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company’s personnel at any time with or without notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with Company in attending an exit interview and certify in writing that I have complied with the requirements of this section. 6. NOTIFICATION OF NEW EMPLOYER. If I leave the employ of Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise. 7. GENERAL PROVISIONS. 7.1 Governing Law and Venue. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I expressly consent to personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement. 7.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law. 7.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor or other assignee and shall be binding upon my heirs and legal representatives. 7.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice. 7.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party. 7.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Proprietary Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity. 7.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion. 7.8 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations. 7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument. 7.10 Entire Agreement. If no other agreement governs nondisclosure and assignment of inventions during any period in which I was previously employed or am in the future employed by Company as an independent contractor, the obligations pursuant to sections of this Agreement titled Proprietary Information Protections and Inventions shall apply. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and a duly authorized officer of Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement

7 This Agreement shall be effective as of the first day of my employment with Company. EMPLOYEE: I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW IT WITH INDEPENDENT LEGAL COUNSEL. (Signature) By: ______________________ Date: _____________________________________________ COMPANY: ACCEPTED AND AGREED: (Signature) By: Assaf Wand Title: CEO Date: _________________ Address: 191 Castro Street, Mountain View CA 94041 12 / 17 / 2017 Yuval Harry 12 / 19 / 2017 Address: [***] /s/ Yuval Harry /s/ Assaf Wand

8 EXHIBIT A INVENTIONS 1. Prior Inventions Disclosure. The following is a complete list of all Prior Inventions (as provided in Subsection 2.2 of the attached Employee Proprietary Information and Inventions Assignment Agreement, defined herein as the “Agreement”): None See immediately below: 2. Limited Exclusion Notification. THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either: a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or b. Result from any work performed by you for Company. To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable. This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.